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EXHIBIT 11.1

                                  BEST BUY CO., INC.

                 COMPUTATION OF NET EARNINGS (LOSS) PER COMMON SHARE

                      (Amounts in 000, except per share amounts)

                                     (unaudited)






                                          Three Months Ended               Nine Months Ended
                                   -----------------------------     -----------------------------
                                  November 30,     November 25,     November 30,     November 25,
                                      1996             1995             1996             1995
                                  ------------     ------------     ------------     ------------
Earnings (Loss):

  Net earnings (loss) available
    to common shares              $    (10,973)         $17,802          $(6,776)         $28,188
                                  ------------     ------------     ------------     ------------
                                  ------------     ------------     ------------     ------------


Shares:

  Weighted average common shares
   outstanding                          43,251           42,692           43,119           42,569

  Adjustments:

  Assumed issuance of shares
   purchased under stock
   option plans                              -              833                -            1,059
                                  ------------     ------------     ------------     ------------


  Total common equivalent shares        43,251           43,525           43,119           43,628
                                  ------------     ------------     ------------     ------------
                                  ------------     ------------     ------------     ------------


  Net earnings (loss) per common
   share                          $       (.25)    $        .41     $       (.16)    $        .65
                                  ------------     ------------     ------------     ------------
                                  ------------     ------------     ------------     ------------

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Note:    The computation of earnings per common share assuming full dilution results in anti-dilution.